1 Industrial Logistics Properties Trust Second Quarter 2023 Financial Results and Supplemental Information July 25, 2023 Exhibit 99.2309 Dulty's Lane Burlington, NJ 633,836 Square Feet ILPT Ownership 100%

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS
Industrial Logistics Properties Trust Announces Second Quarter 2023 Financial Results 4
Second Quarter 2023 Highlights 5
FINANCIALS
Key Financial Data 7
Condensed Consolidated Statements of Income (Loss) 8
Condensed Consolidated Balance Sheets 9
Debt Summary 10
Debt Maturity Schedule 11
Leverage Ratios and Coverage Ratios 12
Capital Expenditures Summary 13
Property Acquisitions and Dispositions Since 1/1/2023 14
PORTFOLIO INFORMATION
Same Property Results 16
Occupancy and Leasing Summary 17
Tenant Concentration and Credit Characteristics 18
Portfolio Lease Expiration and Reset Schedules 19
Key Financial Data - By Investment Portfolio 20
JOINT VENTURES
Consolidated Joint Venture - Mountain Industrial REIT LLC 22
Consolidated Joint Venture - Financial Information .... 23 - 24
Consolidated Joint Venture - Portfolio Information 25
Unconsolidated Joint Venture - The Industrial Fund REIT LLC 26
APPENDIX
Company Profile and Research Coverage 28
Governance Information 29
Non-GAAP Financial Measures and Certain Definitions .... 30 - 32
Calculation and Reconciliation of NOI and Cash Basis NOI 33
Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 34
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 35
Calculation of FFO, Normalized FFO and CAD .... 36 - 37
WARNING CONCERNING FORWARD-LOOKING STATEMENTS 38

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Stephen Colbert, Director
(617) 231-3223
scolbert@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to the Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

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Earnings Presentation Q2 2023 2

3Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Quarterly Results

4Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS "We remain encouraged by the continued demand for ILPT's high quality portfolio and the strength in industrial real estate fundamentals. We completed two million square feet of leasing, including rent resets, in the second quarter at weighted average rental rates that were 30% higher than prior rental rates for the same space. With no near-term debt maturities and a 99.1% occupied portfolio primarily leased to investment grade rated tenants, we continue to focus on enhancing ILPT's performance through embedded opportunities within the portfolio." Yael Duffy, President and Chief Operating Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS Newton, MA (July 25, 2023): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended June 30, 2023. Dividend ILPT has declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on July 24, 2023. This distribution will be paid on or about August 17, 2023. Conference Call A conference call to discuss ILPT's second quarter results will be held on Wednesday, July 26, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 6832934. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of June 30, 2023, ILPT’s portfolio consisted of 413 properties containing approximately 60.0 million rentable square feet located in 39 states. Approximately 77% of ILPT’s annualized rental revenues as of June 30, 2023 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $36 billion in assets under management as of June 30, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Portfolio Update • Portfolio occupancy grew to 99.1% representing an increase of 40 basis points quarter-over-quarter. • Executed 20 leases totaling 1,967,000 square feet at 29.6% higher rents. • Continued strong fundamentals in Hawaii resulted in 855,171 square feet of leasing at 41.7% higher GAAP rents. • Stable cash flows from a portfolio of 77.2% investment grade rated tenants and Hawaii land with a weighted average lease term of 8.4 years (by annualized revenue). Financial Results • Net loss attributable to common shareholders was $25.8 million, or $0.40 per diluted share. • Normalized FFO attributable to common shareholders was $7.6 million, or $0.12 per diluted share. • Adjusted EBITDAre was $81.3 million. • Rent growth this quarter was partially offset by increases in operating expenses, leading to a 0.5% increase in same property cash basis NOI compared to the prior year quarter. • Same property NOI decreased 3.5% compared to the prior year quarter; however, excluding the impact of a $3.4 million write off of a below market lease liability related to a lease termination recorded in the 2022 period, same property NOI increased by 0.5%. Disposition Activities • As of July 25, 2023, ILPT has entered into agreements to sell three wholly-owned properties in three states containing an aggregate of 762,000 rentable square feet for an aggregate sales price of $65.3 million, excluding closing costs. After the repayment of debt associated with two of these properties, estimated net proceeds to ILPT from these sales is expected to be approximately $20.4 million. Financing Activities • In May 2023, ILPT’s consolidated joint venture obtained a $91.0 million interest only mortgage loan secured by four properties with a fixed interest rate of 6.25% and a maturity date in June 2030. A portion of the proceeds was used to repay four outstanding mortgage loans of ILPT’s consolidated joint venture with an aggregate outstanding principal balance of $35.9 million. Second Quarter 2023 Highlights

6Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Selected Income Statement Data:					
Rental income	$ 108,043	$ 110,258	$ 106,339	$ 103,215	$ 107,222
Net loss	$ (36,580)	$ (35,546)	$ (41,759)	$ (83,974)	$ (151,321)
Net loss attributable to common shareholders	$ (25,828)	$ (24,809)	$ (31,043)	$ (45,627)	$ (143,539)
NOI	$ 84,424	$ 84,473	$ 83,598	$ 81,013	$ 86,894
Cash Basis NOI	$ 80,827	$ 80,441	$ 79,931	$ 76,969	$ 79,949
Adjusted EBITDAre	$ 81,331	$ 80,712	$ 79,213	$ 76,072	$ 80,811
FFO attributable to common shareholders	$ 7,375	$ 7,916	$ 5,440	$ (10,134)	$ (2,001)
Normalized FFO attributable to common shareholders	$ 7,594	$ 7,916	$ 5,440	$ 14,873	$ 28,302
CAD attributable to common shareholders	$ 9,803	$ 10,182	$ 4,748	$ 8,290	$ 19,481
Rolling four quarter CAD attributable to common shareholders	$ 33,023	$ 42,701	$ 55,675	$ 77,104	$ 94,657
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.40)	$ (0.38)	$ (0.48)	$ (0.70)	$ (2.20)
FFO attributable to common shareholders	$ 0.11	$ 0.12	$ 0.08	$ (0.16)	$ (0.03)
Normalized FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.08	$ 0.23	$ 0.43
CAD attributable to common shareholders	$ 0.15	$ 0.16	$ 0.07	$ 0.13	$ 0.30
Rolling four quarter CAD attributable to common shareholders	$ 0.51	$ 0.65	$ 0.85	$ 1.18	$ 1.45
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 1.32
Annualized dividend yield (at end of period)	1.2%	1.3%	1.2%	0.7%	9.4%
Annualized Normalized FFO attributable to common shareholders payout ratio	8.3%	8.3%	12.5%	4.3%	76.7%
CAD attributable to common shareholders payout ratio	6.7 %	6.3 %	14.3 %	7.7 %	110.0 %
Rolling four quarter CAD attributable to common shareholders payout ratio	7.8 %	6.2 %	4.7 %	3.4 %	91.0 %
Selected Balance Sheet Data:					
Total gross assets	$5,997,715	$5,939,557	$5,949,633	$5,962,116	$6,166,704
Total assets	$5,662,080	$5,634,976	$5,676,166	$5,719,635	$5,955,838
Total liabilities	$4,400,791	$4,348,801	$4,345,395	$4,358,125	$4,520,904
Total equity	$1,261,289	$1,286,175	$1,330,771	$1,361,510	$1,434,934

	As of 6/30/2023
Capitalization:	
Total common shares (at end of period)	65,697,959
Closing price (at end of period)	$ 3.30
Equity market capitalization (at end of period)	$ 216,803
Debt (principal balance)	4,334,755
Total market capitalization	$ 4,551,558
Liquidity:	
Cash and cash equivalents	71,695
Total liquidity	$ 71,695

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Earnings Presentation Q2 2023 7

Condensed Consolidated Statements of Income (Loss)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(amounts in thousands, except percentage data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
Rental income	$ 108,043	$ 107,222	$ 218,301	$ 178,597
Expenses:				
Real estate taxes	15,100	13,275	31,567	22,711
Other operating expenses	8,519	7,053	17,837	13,825
Depreciation and amortization	44,909	42,699	90,366	65,577
General and administrative	8,131	9,709	16,038	15,786
Loss on impairment of real estate	254	100,747	254	100,747
Total expenses	76,913	173,483	156,062	218,646
Interest and other income	1,797	354	2,943	832
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $6,721, $34,448, $13,434, and $54,769, respectively)	(71,846)	(77,548)	(142,617)	(118,547)
Loss on sale of real estate	–	(10)	(974)	(10)
Loss on equity securities	–	(9,450)	–	(5,758)
Loss on early extinguishment of debt	(359)	–	(359)	(828)
Loss before income tax expense and equity in earnings of unconsolidated joint venture	(39,278)	(152,915)	(78,768)	(164,360)
Income tax expense	(45)	(16)	(62)	(85)
Equity in earnings of unconsolidated joint venture	2,743	1,610	6,704	3,337
Net loss	(36,580)	(151,321)	(72,126)	(161,108)
Net loss attributable to noncontrolling interest	10,752	7,782	21,489	11,055
Net loss attributable to common shareholders	$ (25,828)	$ (143,539)	$ (50,637)	$ (150,053)
Weighted average common shares outstanding - basic and diluted	65,369	65,221	65,339	65,217
Per common share data (basic and diluted):				
Net loss attributable to common shareholders	$ (0.40)	$ (2.20)	$ (0.77)	$ (2.30)
Additional data:				
General and administrative expenses / total assets (at end of period)	0.1%	0.2%	0.3%	0.3%
Non-cash straight line rent adjustments included in rental income	$ 3,355	$ 3,220	$ 7,117	$ 4,376
Lease value amortization included in rental income	$ 242	$ 3,695	$ 512	$ 4,015
Lease termination fees included in rental income	$ –	$ 30	$ –	$ 30


8411 Florida Mining Boulevard
Tampa, FL
174,975 Square Feet
ILPT Ownership: 61%

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Earnings Presentation Q2 2023 8

9Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets June 30, December 31, 2023 2022 ASSETS Real estate properties: Land $ 1,112,598 $ 1,117,779 Buildings and improvements 4,031,041 4,058,329 Total real estate properties, gross 5,143,639 5,176,108 Accumulated depreciation (330,879) (273,467) Total real estate properties, net 4,812,760 4,902,641 Assets of properties held for sale 37,261 — Investment in unconsolidated joint venture 129,082 124,358 Acquired real estate leases, net 267,889 297,445 Cash and cash equivalents 71,695 48,261 Restricted cash 138,673 92,519 Rents receivable, including straight line rents of $87,797 and $80,710, respectively 110,638 107,011 Other assets, net 94,082 103,931 Total assets $ 5,662,080 $ 5,676,166 LIABILITIES AND EQUITY Mortgages and notes payable, net $ 4,301,276 $ 4,244,501 Liabilities of properties held for sale 31 — Accounts payable and other liabilities 73,916 73,547 Assumed real estate lease obligations, net 20,420 22,523 Due to related persons 5,148 4,824 Total liabilities 4,400,791 4,345,395 Commitments and contingencies Equity: Equity attributable to common shareholders: Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,697,959 and 65,568,145 shares issued and outstanding, respectively 657 656 Additional paid in capital 1,015,138 1,014,201 Cumulative net income 66,548 117,185 Cumulative other comprehensive income 26,487 21,903 Cumulative common distributions (364,533) (363,221) Total equity attributable to common shareholders 744,297 790,724 Total equity attributable to noncontrolling interest 516,992 540,047 Total equity 1,261,289 1,330,771 Total liabilities and equity $ 5,662,080 $ 5,676,166 (dollars in thousands, except per share data) 27200 SW 127th Avenue Homestead, FL 237,756 Square Feet ILPT Ownership: 100%

Debt Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2023
(dollars in thousands)

Entity	Type	Secured By	Current Interest Rate [1]	Principal Balance [2]	Maturity Date	Due at Maturity	Years to Maturity
ILPT	Floating Rate - Interest only [3]	69 Mainland and 35 Hawaii Properties	6.18 %	$ 1,235,000	10/9/2024	$ 1,235,000	1.3
ILPT	Fixed Rate - Interest only	186 Hawaii Properties	4.31 %	650,000	2/7/2029	650,000	5.6
ILPT	Fixed Rate - Interest only	17 Mainland Properties	4.42 %	700,000	3/9/2032	700,000	8.7
Mountain JV [4]	Floating Rate - Interest only [5]	82 Mainland Properties	6.17 %	1,400,000	3/9/2024	1,400,000	0.7
Mountain JV [4]	Fixed Rate - Interest only	Four Mainland Properties	6.25 %	91,000	6/10/2030	91,000	7.0
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.67 %	12,042	5/1/2031	–	7.8
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.14 %	13,536	7/1/2032	–	9.0
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.02 %	29,797	10/1/2033	–	10.3
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.13 %	41,636	11/1/2033	–	10.3
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.10 %	25,310	6/1/2035	–	11.9
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	2.95 %	40,759	1/1/2036	–	12.5
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	4.27 %	44,991	11/1/2037	–	14.4
Mountain JV [4]	Fixed Rate - Amortizing	One Mainland Property	3.25 %	50,684	1/1/2038	–	14.5
	Total / weighted average debt		5.46 %	$ 4,334,755		$ 4,076,000	3.7

(1) Interest rates are as of June 30, 2023 and reflect the impact of interest rate caps, as applicable.

(2) Principal balance excludes unamortized debt issuance costs related to these debts. Total debt outstanding as of June 30, 2023, including unamortized debt issuance costs totaling $33,479, was $4,301,276.

(3) The $1,235,000 floating rate loan has an initial maturity date of October 9, 2024, with three, one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of secured overnight financing rate, or SOFR, plus a weighted average premium of 3.93%. ILPT also purchased an interest rate cap through October 2024 with a SOFR strike rate equal to 2.25%. The current interest rate reflects the impact of this interest rate cap.

(4) Mountain JV is Mountain Industrial REIT LLC, ILPT's consolidated joint venture in which ILPT owns a 61% equity interest. See pages 22-25 for more information.

(5) The $1,400,000 floating rate loan has an original maturity date of March 9, 2024 with three, one year extension options, and requires that interest be paid at an annual rate of SOFR plus a premium of 2.77%. Mountain JV has also purchased an interest rate cap through March 2024 with a SOFR strike rate equal to 3.40%. The current interest rate reflects the impact of this interest rate cap.


Holland

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Earnings Presentation Q2 2023 10

11Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS (1) Principal balance excludes unamortized debt issuance costs related to these debts. Total debt outstanding as of June 30, 2023, including unamortized debt issuance costs totaling $33,479, was $4,301,276. (2) The $1,400,000 floating rate loan of ILPT's consolidated joint venture matures in March 2024, subject to three, one year extension options. See pages 22-25 for further information relating to this joint venture. (3) The $1,235,000 floating rate loan matures in October 2024, subject to three, one year extension options. Debt Maturity Schedule (1) (dollars in thousands) As of June 30, 2023 $( Th ou sa nd s) $1,235,000 $1,400,000 $8,812 $18,114 $18,794 $19,495 $20,229 $20,989 $671,777 $113,595 $22,413 $721,753 $63,784 Secured Fixed Rate Debt Secured Floating Rate Debt of consolidated joint venture Secured Floating Rate Debt 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 and thereafter $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 (2) (3) 7409 Magi Drive Hanahan, SC 91,776 Square Feet ILPT Ownership: 100% (3) (2)

12Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 6/30/2023 3/31/2023 12/31/2022 9/30/2022 6/30/2022 Leverage Ratios: Net debt / total gross assets 68.8% 69.7% 69.7% 69.9% 65.1% Net debt / gross book value of real estate assets 72.2% 72.4% 72.6% 73.1% 73.7% Net debt / total market capitalization 90.6% 92.3% 92.1% 89.5% 74.7% Secured debt / total assets 76.6% 76.0% 75.6% 75.1% 74.7% Variable rate debt / net debt 63.9% 63.7% 63.5% 63.2% 69.4% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 12.7x 12.8x 13.1x 13.7x 12.4x Adjusted EBITDAre / interest expense 1.1x 1.1x 1.1x 0.8x 1.0x Leverage Ratios and Coverage Ratios 4000 Principio Parkway North East, MD 1,194,744 Square Feet ILPT Ownership: 100%

13Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 6/30/2023 3/31/2023 12/31/2022 9/30/2022 6/30/2022 Tenant improvements and leasing costs $ 2,498 $ 2,040 $ 4,369 $ 2,302 $ 2,627 Building improvements 1,283 370 2,221 1,292 376 Recurring capital expenditures 3,781 2,410 6,590 3,594 3,003 Development, redevelopment and other activities 3,870 2,521 1,322 4,980 7,077 Total capital expenditures $ 7,651 $ 4,931 $ 7,912 $ 8,574 $ 10,080 Capital Expenditures Summary 10551N Congress Avenue Kansas City, MO 158,417 Square Feet ILPT Ownership: 61%

14Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Property Acquisitions and Dispositions Since 1/1/2023 Dispositions: ILPT has not disposed of any properties since January 1, 2023. Acquisitions: ILPT has not acquired any properties since January 1, 2023.

15Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Portfolio Information

16Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and For the Three Months Ended As of and For the Six Months Ended Ended 6/30/2023 6/30/2022 6/30/2023 6/30/2022 Properties (end of period) 409 409 285 285 Square Feet 59,207 59,185 33,462 33,440 Percent Leased 99.1% 98.9% 99.1% 99.3% Rental income $ 106,469 $ 106,118 $ 110,729 $ 107,732 NOI $ 83,154 $ 86,133 $ 85,765 $ 84,444 NOI % Change (3.5%) 1.6 % Cash Basis NOI $ 79,550 $ 79,182 $ 80,436 $ 77,944 Cash Basis NOI % Change 0.5% 3.2 % Same Property Results 945 Monument Drive Lebanon, IN 962,500 Square Feet ILPT Ownership: 22%

Occupancy and Leasing Summary [1] [2]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended					As of and For the Six Months Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023
Properties	413	413	413	413	412	413
Total sq. ft.	59,983	59,983	59,983	59,962	59,736	59,983
Square feet leased	59,415	59,193	59,420	59,469	59,060	59,415
Percentage leased	99.1%	98.7%	99.1%	99.2%	98.9%	99.1%
Leasing Activity (Sq. Ft.):						
New leases	494	36	188	543	2,652	530
Renewals	1,091	1,107	1,145	1,142	1,082	2,198
Rent resets	382	–	36	–	138	382
Expirations	(1,363)	(1,370)	(1,382)	(1,502)	(3,733)	(2,733)
% Change in GAAP Rent:						
New leases	36.5%	51.4%	20.3%	280.7%	104.7%	37.7%
Renewals	25.5%	13.9%	17.8%	26.1%	29.1%	18.5%
Rent resets	29.9%	–%	33.2%	–%	37.2%	29.9%
Weighted average (by square feet)	29.6%	15.1%	18.7%	77.5%	61.3%	23.0%
Leasing Costs and Concession Commitments [3]:						
New leases	$ 2,920	$ 160	$ 782	$ 3,570	$ 3,025	$ 3,080
Renewals	975	1,777	4,248	992	2,945	2,752
Total	$ 3,895	$ 1,937	$ 5,030	$ 4,562	$ 5,970	$ 5,832
Leasing Costs and Concession Commitments per Sq. Ft. [4]:						
New leases	$ 5.91	$ 4.44	$ 4.16	$ 6.58	$ 1.14	$ 5.81
Renewals	$ 0.89	$ 1.60	$ 3.71	$ 0.87	$ 2.72	$ 1.25
Total	$ 2.46	$ 1.69	$ 3.77	$ 2.71	$ 1.60	$ 2.14
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	11.6	18.0	6.5	7.4	28.3	12.0
Renewals	7.7	8.6	8.2	3.7	9.1	8.1
Total	8.9	8.9	8.0	4.9	22.7	8.9
Leasing Costs and Concession Commitments per Sq. Ft. per Year [3][4]:						
New leases	$ 0.51	$ 0.25	$ 0.64	$ 0.89	$ 0.04	$ 0.48
Renewals	$ 0.12	$ 0.19	$ 0.45	$ 0.24	$ 0.30	$ 0.15
Total	$ 0.28	$ 0.19	$ 0.47	$ 0.55	$ 0.07	$ 0.24

(1) This leasing summary is based on leases entered into during the periods indicated.

(2) Excludes properties owned by ILPT's unconsolidated joint venture.

(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.

(4) Amounts are per square foot per year for the weighted average lease term by leased square feet.



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Earnings Presentation Q2 2023 17

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Tenant Concentration and Credit Characteristics

As of June 30, 2023

Tenant Credit Characteristics	% of Annualized Rental Revenues
Investment grade rated	18.3%
Subsidiaries of investment grade rated parent entities	38.5%
Other leased Hawaii lands	20.4%
Subtotal investment grade rated, subsidiaries of investment grade rated parent entities and other leased Hawaii lands	77.2%
Other unrated or non-investment grade	22.8%
	100.0%

Tenants Representing 1% or More of Total Annualized Rental Revenues

(dollars and sq. ft. in thousands)

	Tenant	States	No. of Properties	Leased Sq. Ft.	% of Total Leased Sq. Ft.	% of Total Annualized Rental Revenues
1	FedEx Corporation/ FedEx Ground Package System, Inc.	Various (34 States)	82	13,060	22.0%	29.6%
2	Amazon.com Services, Inc./ Amazon.com Services LLC	AL, IN, OK, SC, TN, VA	8	4,539	7.6%	6.8%
3	Home Depot U.S.A., Inc.	GA, HI	2	956	1.6%	2.2%
4	UPS Supply Chain Solutions, Inc.	NH, NY	3	794	1.3%	1.6%
5	Restoration Hardware, Inc.	MD	1	1,195	2.0%	1.5%
6	Servco Pacific, Inc.	HI	7	629	1.1%	1.4%
7	American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	1.2%	1.3%
8	Par Pacific Holdings Inc.	HI	3	3,148	5.3%	1.2%
9	TD SYNNEX Corporation	OH	2	939	1.6%	1.1%
10	Berkshire Hathaway Inc.	GA	1	832	1.4%	1.0%
			114	26,814	45.1%	47.7%


200 Orange Point Drive
Lewis Center, OH
125,060 Square Feet
ILPT Ownership: 100%
ATD

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Earnings Presentation Q2 2023 18

Portfolio Lease Expiration and Reset Schedules

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2023

(dollars and sq. ft. in thousands)

Period / Year	Number of Tenants	Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring	Annualized Rental Revenues Expiring	% of Total Annualized Rental Revenues Expiring	Cumulative % of Total Annualized Rental Revenues Expiring
7/1/2023-12/31/2023	19	1,162	2.0%	2.0%	$ 8,916	2.1%	2.1%
2024	43	6,058	10.2%	12.2%	30,777	7.2%	9.3%
2025	35	4,802	8.1%	20.3%	28,423	6.6%	15.9%
2026	26	3,853	6.5%	26.8%	26,588	6.2%	22.1%
2027	37	8,694	14.6%	41.4%	52,197	12.2%	34.3%
2028	37	5,831	9.8%	51.2%	42,076	9.8%	44.1%
2029	21	4,194	7.1%	58.3%	21,382	5.0%	49.1%
2030	16	2,519	4.2%	62.5%	20,929	4.9%	54.0%
2031	17	3,265	5.5%	68.0%	25,366	5.9%	59.9%
2032	37	3,615	6.1%	74.1%	35,322	8.2%	68.1%
Thereafter	109	15,422	25.9%	100.0%	137,179	31.9%	100.0%
Total	397	59,415	100.0%		$ 429,155	100.0%	
Weighted average remaining lease term (in years)		7.3			8.4		

	Total	7/1/2023 - 12/31/2023	2024	2025	2026	2027	2028 and Thereafter
Next Scheduled Rent Resets at Hawaii Properties:							
Reset sq. ft.	3,342	–	144	204	154	86	2,754
Percent (1)		–%	0.9%	1.2%	0.9%	0.5%	16.7%
Annualized rental revenues	$ 21,363	$ –	$ 1,144	$ 960	$ 1,307	$ 781	$ 17,171
Percent (1)		–%	1.0%	0.8%	1.1%	0.6%	14.3%


725 Darlington Avenue
Mahwah, NJ
167,424 Square Feet
ILPT Ownership: 100%
FIRE
ZONE

(1) Percent based on Hawaii Properties leased square feet and Hawaii Properties annualized rental revenues.

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Earnings Presentation Q2 2023 19

Key Financial Data - By Investment Portfolio

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended June 30, 2023					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Hawaii	Mainland	Total	REIT LLC [1]	Other [2]	Consolidated
Ownership %	100 %	100 %	100 %	61 %		
Properties	226	92	318	94	1	413
Sq. Ft.	16,729	22,209	38,938	20,981	64	59,983
Occupancy %	98.4 %	99.4 %	99.0 %	99.2 %	98.1 %	99.1 %
Selected Balance Sheet Data:						
Total gross assets	$ 714,659	$ 1,868,573	$ 2,583,232	$ 3,197,071	$ 217,412	$ 5,997,715
Total debt (principal)	$ 862,930	$ 1,722,070	$ 2,585,000	$ 1,749,755	$ –	$ 4,334,755
Selected Income Statement Data:						
Rental income	$ 30,382	$ 36,003	$ 66,385	$ 41,207	$ 451	$ 108,043
Net income (loss)	$ 8,861	$ (21,295)	$ (12,434)	$ (27,363)	$ 3,217	$ (36,580)
Net income (loss) attributable to common shareholders	$ 8,861	$ (21,295)	$ (12,434)	$ (16,687)	$ 3,293	$ (25,828)
NOI	$ 22,619	$ 29,000	$ 51,619	$ 32,474	$ 331	$ 84,424
Cash Basis NOI	$ 20,365	$ 28,805	$ 49,170	$ 31,352	$ 305	$ 80,827
Adjusted EBITDAre	$ 21,573	$ 26,269	$ 47,842	$ 29,575	$ 3,914	$ 81,331
Normalized FFO attributable to common shareholders	$ 9,588	$ (4,394)	$ 5,194	$ 213	$ 2,187	$ 7,594
CAD attributable to common shareholders	$ 8,001	$ 2,224	$ 10,225	$ (2,632)	$ 2,210	$ 9,803
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	11.4 %	6.2 %	7.6 %	3.9 %		5.4 %
Net debt / annualized Adjusted EBITDAre	10.0 x	16.4 x	13.5 x	13.7 x		12.7 x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	855	428	1,283	684	–	1,967
% Change in GAAP rent (weighted average by sq. ft.):	41.7 %	38.3 %	40.6 %	6.2 %	– %	29.6 %
Weighted average lease term by sq. ft. (years):	11.2	4.9	7.6	6.9	–	7.3

(1) With the exception of measures attributable to common shareholders, amounts represent this joint venture at 100%, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) With the exception of measures attributable to common shareholders, other includes 100% of the results of one consolidated mainland property containing approximately 64,000 rentable square feet located in New Jersey in which ILPT has a 67% ownership interest; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the non-controlling interest of Mountain Industrial REIT LLC from the balance sheet and income statement data.

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Earnings Presentation Q2 2023 20

21Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Joint Ventures

22Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars and sq. ft. in thousands) Investment in Joint Venture: ILPT Number of Number of Square Joint Venture Ownership Presentation Properties States Feet Mountain Industrial REIT LLC 61% Consolidated 94 27 20,981 (1) Amounts represent this joint venture at 100%, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information. (2) ILPT's proportionate share of the principal amount of debt balances based on its ownership percentage of its consolidated joint venture as of June 30, 2023 is $1,067,351. None of the debt is recourse to ILPT, subject to certain limitations. As of June 30, 2023 Mountain Industrial REIT LLC Balance Sheet Information of ILPT's Consolidated Joint Venture (1) June 30, 2023 December 31, 2022 ASSETS Real estate properties: Total real estate properties, gross $ 2,837,501 $ 2,836,538 Accumulated depreciation (104,537) (65,732) Total real estate properties, net 2,732,964 2,770,806 Acquired real estate leases, net 177,996 194,266 Cash, cash equivalents and restricted cash 135,925 87,659 Other assets, net 45,649 47,717 Total assets $ 3,092,534 $ 3,100,448 LIABILITIES Mortgage and notes payable, net (2) $ 1,737,802 $ 1,687,050 Other liabilities 38,000 38,347 Total liabilities $ 1,775,802 $ 1,725,397 Total equity attributable to non-controlling interest (39%) $ 516,992 $ 540,047

Consolidated Joint Venture - Financial Information

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except percentage data and per share data)

	Operating Information of the Consolidated Joint Venture (100%) (1)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (2)			
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022	2023	2022	2023	2022
Mountain Industrial REIT LLC								
Rental income	$ 41,207	$ 39,222	$ 84,273	$ 54,008	$ 25,137	$ 23,926	$ 51,407	$ 32,944
Real estate taxes	5,934	4,450	12,999	6,044	3,619	2,715	7,929	3,687
Other operating expenses	2,799	2,365	5,877	3,739	1,707	1,443	3,585	2,281
Depreciation and amortization	27,348	29,016	54,925	40,820	16,681	17,700	33,505	24,900
General and administrative	4,027	4,155	8,118	5,602	2,456	2,535	4,952	3,418
Total expenses	40,108	39,986	81,919	56,205	24,463	24,393	49,971	34,286
Interest and other income	1,128	–	1,815	–	688	–	1,107	–
Interest expense	(29,197)	(19,138)	(57,669)	(26,066)	(17,810)	(11,674)	(35,178)	(15,900)
Loss on sale of real estate	–	–	(974)	–	–	–	(594)	–
Loss before income tax expense and equity in earnings of unconsolidated joint venture	(26,970)	(19,902)	(54,474)	(28,263)	(16,448)	(12,141)	(33,229)	(17,242)
Loss on early extinguishment of debt	(359)	–	(359)	–	(219)	–	(219)	–
Income tax expense	(34)	(48)	(48)	(48)	(20)	(29)	(29)	(29)
Net loss	$ (27,363)	$ (19,950)	$ (54,881)	$ (28,311)	$ (16,687)	$ (12,170)	$ (33,477)	$ (17,271)
Net Loss	$ (27,363)	$ (19,950)	$ (54,881)	$ (28,311)	$ (16,687)	$ (12,170)	$ (33,477)	$ (17,271)
Plus: depreciation and amortization	27,348	29,016	54,925	40,820	16,681	17,700	33,505	24,900
Plus: loss on sale of real estate	–	–	974	–	–	–	594	–
Funds from Operations	(15)	9,066	1,018	12,509	(6)	5,530	622	7,629
Plus: loss on early extinguishment of debt	359	–	359	–	219	–	219	–
Normalized Funds from Operations	$ 344	$ 9,066	$ 1,377	$ 12,509	$ 213	$ 5,530	$ 841	$ 7,629

(1) Amounts represent this joint venture at 100%, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) See page 31 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


Holland

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Earnings Presentation Q2 2023 23

Consolidated Joint Venture - Financial Information (continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except percentage data and per share data)

	Operating Information of the Consolidated Joint Venture (100%) (1)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (2)			
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022	2023	2022	2023	2022
Mountain Industrial REIT LLC								
Normalized Funds from Operations	$ 344	$ 9,066	$ 1,377	$ 12,509	$ 213	$ 5,530	$ 841	$ 7,629
Add (less): Amortization of debt issuance costs	4,133	4,304	8,253	5,928	2,521	2,625	5,034	3,616
Lease value amortization	(1,122)	(1,271)	(2,304)	(1,746)	(684)	(775)	(1,405)	(1,065)
Recurring capital expenditures	(2,509)	(773)	(3,702)	(1,197)	(1,530)	(472)	(2,258)	(730)
Principal amortization	(5,168)	(5,379)	(10,698)	(7,161)	(3,152)	(3,281)	(6,526)	(4,368)
CAD	$ (4,322)	$ 5,947	$ (7,074)	$ 8,333	$ (2,632)	$ 3,627	$ (4,314)	$ 5,082
Net loss	$ (27,363)	$ (19,950)	$ (54,881)	$ (28,311)	$ (16,687)	$ (12,170)	$ (33,477)	$ (17,271)
Plus: interest expense	29,197	19,138	57,669	26,066	17,810	11,674	35,178	15,900
Plus: income tax expense	34	48	48	48	20	29	29	29
Plus: depreciation and amortization	27,348	29,016	54,925	40,820	16,681	17,700	33,505	24,900
EBITDA	29,216	28,252	57,761	38,623	17,824	17,233	35,235	23,558
Plus: loss on sale of real estate	–	–	974	–	–	–	594	–
EBITDAre	29,216	28,252	58,735	38,623	17,824	17,233	35,829	23,558
Plus: loss on early extinguishment of debt	359	–	359	–	219	–	219	–
Adjusted EBITDAre	$ 29,575	$ 28,252	$ 59,094	$ 38,623	$ 18,043	$ 17,233	$ 36,048	$ 23,558

(1) Amounts represent this joint venture at 100%, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) See page 31 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.

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Earnings Presentation Q2 2023 24

25Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS GA: 12.2% OH: 10.5% TX: 10.1% IN: 8.4% NC: 6.0% FL: 5.1%MI: 4.7% NJ: 3.9% IL: 3.8% MS: 3.6% KS: 3.5% 16 Other States: 28.2% Consolidated Joint Venture - Portfolio Information (dollars in thousands) Number of Leases Expiring 1 4 8 10 13 7 39 % of Total Annualized Rental Revenues Expiring 1.0% 2.6% 8.3% 5.2% 13.5% 10.4% 59.0% A nn ua liz ed R ev en ue E xp ir in g 7/1/2023- 12/31/2023 2024 2025 2026 2027 2028 2029 and Thereafter $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Joint Venture Lease Expiration Schedule As of June 30, 2023 Major Tenants of Consolidated Joint Venture % of Annualized Rental Tenant Revenues of Joint Venture FedEx Corporation/ FedEx Ground Package System, Inc. 56.8% Amazon.com Services, Inc./ Amazon.com Services LLC 7.1% Home Depot U.S.A., Inc. 3.8% Berkshire Hathaway Inc. 2.7% Techtronic Industries Company Limited 2.5% Ulta Beauty, Inc. 2.5% Geographic Diversification (1) (1) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of June 30, 2023.

Unconsolidated Joint Venture - The Industrial Fund REIT LLC

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2023

(dollars in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Square Feet	Investment in Unconsolidated Joint Venture at June 30, 2023
The Industrial Fund REIT LLC	22%	18	12	11,726	$ 129,082

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Rental income	$ 17,141	$ 16,738	$ 34,552	$ 34,026
Real estate taxes	2,554	2,539	5,008	4,894
Other operating expenses	1,761	1,919	3,922	4,360
Depreciation and amortization	8,004	8,303	16,250	16,653
General and administrative	821	1,020	1,806	1,882
Total expenses	13,140	13,781	26,986	27,789
Interest and other income	151	(4)	215	(8)
Interest expense	(5,325)	(3,617)	(10,522)	(7,234)
Loss before income tax expense	(1,173)	(664)	(2,741)	(1,005)
Income tax expense	(4)	(18)	(9)	(21)
Net loss	$ (1,177)	$ (682)	$ (2,750)	$ (1,026)
Distributions received	$ 990	$ 1,322	$ 1,980	$ 2,642

Secured Debt	Current Interest Rate (1)	Maturity Date	Principal Balance June 30, 2023 (2)
Mortgage notes payable (secured by one property in Florida) (3)	3.60%	10/1/2023	$ 56,980
Mortgage notes payable (secured by six properties in four states) (4)	5.30%	10/1/2027	123,700
Mortgage notes payable (secured by 11 properties in eight states) (3)	3.33%	11/7/2029	350,000
Total / Weighted Average	3.82%		$ 530,680

(1) Current interest rate is as of June 30, 2023 and reflects the interest rate stated in, or determined pursuant to, the contract terms.

(2) Reflects the entire balance of the debt secured by the respective properties.

(3) The mortgage debts require interest-only payments until their respective maturity dates.

(4) The $123,700 interest only floating rate loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80% through October 1, 2027. The Industrial Fund REIT LLC has also purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 3.50%.

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Earnings Presentation Q2 2023 26

27Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

INDUSTRIAL LOGISTICS PROPERTIES TRUST

The Company:
Industrial Logistics Properties Trust (Nasdaq: ILPT) is a REIT that owns and leases industrial and logistics properties throughout the United States. ILPT is included in 111 market indices and comprises more than 1% of the following indices as of June 30, 2023: Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC) and Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV).

Management:
ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of June 30, 2023, RMR had approximately $36 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

BofA Securities
Camille Bonnel
camille.bonnel@baml.com
(416) 369-2140

BTIG
Thomas Catherwood
tcatherwood@btig.com
(212) 738-6140

JMP Securities
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Earnings Presentation Q2 2023 28

29Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Governance Information Board of Trustees Bruce M. Gans Lisa Harris Jones Matthew P. Jordan Lead Independent Trustee Independent Trustee Managing Trustee Joseph L. Morea Kevin C. Phelan Adam D. Portnoy Independent Trustee Independent Trustee Chair of the Board & Managing Trustee June S. Youngs Independent Trustee Executive Officers Yael Duffy Brian E. Donley President and Chief Operating Officer Chief Financial Officer and Treasurer 5 Logistics Drive Carlisle, PA 205,090 Square Feet ILPT Ownership: 22%

30Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes 18 properties, which are encumbered by $530.7 million of mortgage notes, owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 26 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, same property NOI, Cash Basis NOI and same property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown on page 33 and same property NOI and same property Cash Basis NOI as shown on page 34. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that it records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO and Normalized FFO Attributable to Common Shareholders: ILPT calculates funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 36. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net loss attributable to common shareholders, calculated in accordance with GAAP, excluding loss on impairment of real estate, any gain or loss on sale of real estate, equity in earnings of unconsolidated joint venture and any realized and unrealized gains or losses on equity securities, plus real estate depreciation and amortization of consolidated properties and ILPT's proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown on page 36 including similar adjustments for the unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other industrial REITs, ILPT's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

31Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (continued) Cash Available for Distribution: ILPT calculates cash available for distribution, or CAD, as shown on page 37. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO of unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, less CAD adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does. EBITDA, EBITDAre and Adjusted EBITDAre: ILPT calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 35. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of unconsolidated joint venture, loss on impairment of real estate, any realized and unrealized gains or losses on equity securities, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown on page 35. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does. Pro-Rata Operating Information of Consolidated Joint Venture: ILPT believes this financial presentation of its joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP. Certain Definitions: Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual rents, as of June 30, 2023, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. Equity Research Coverage - ILPT is followed by the analysts listed on page 28. Please note that any opinions, estimates or forecasts regarding ILPT’s performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

32Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. ILPT Ownership - References to ILPT's percentage ownership of properties owned by its joint ventures reflect ILPT's ownership percentage of the joint venture. ILPT Wholly Owned Properties - ILPT Wholly Owned Properties is comprised of 318 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, HI or the Hawaii Portfolio, and 92 properties containing approximately 22.2 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios. Investment Grade Tenants - Investment grade tenants Include investment grade rated tenants, subsidiaries of investment grade rated parent entities and other leased Hawaii lands. Leased square feet - Leased square feet is pursuant to existing leases as of June 30, 2023, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Mountain Industrial REIT LLC - Mountain Industrial REIT LLC, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is total debt less cash. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts premiums, issuance costs, and interest rate caps. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended June 30, 2023 and 2022, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of June 30, 2023 and that it owned continuously since April 1, 2022, and exclude two properties classified as held for sale as of June 30, 2023 and properties owned by an unconsolidated joint venture. For the six months ended June 30, 2023 and 2022, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of June 30, 2023 and that it owned continuously since January 1, 2022, and exclude two properties classified as held for sale as of June 30, 2023 and properties owned by an unconsolidated joint venture. Square feet - Subject to modest adjustments when space is remeasured or reconfigured for new tenants or when land leases are converted to building leases. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is total debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (continued)

Calculation and Reconciliation of NOI and Cash Basis NOI

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 108,043	$ 110,258	$ 106,339	$ 103,215	$ 107,222	$ 218,301	$ 178,597
Real estate taxes	(15,100)	(16,467)	(14,164)	(13,749)	(13,275)	(31,567)	(22,711)
Other operating expenses	(8,519)	(9,318)	(8,577)	(8,453)	(7,053)	(17,837)	(13,825)
NOI	84,424	84,473	83,598	81,013	86,894	168,897	142,061
Non-cash straight line rent adjustments included in rental income	(3,355)	(3,762)	(3,368)	(3,794)	(3,220)	(7,117)	(4,376)
Lease value amortization included in rental income	(242)	(270)	(279)	(250)	(3,695)	(512)	(4,015)
Lease termination fees included in rental income	–	–	(20)	–	(30)	–	(30)
Cash Basis NOI	$ 80,827	$ 80,441	$ 79,931	$ 76,969	$ 79,949	$ 161,268	$ 133,640
Reconciliation of Net Loss to NOI and Cash Basis NOI:							
Net loss	$ (36,580)	$ (35,546)	$ (41,759)	$ (83,974)	$ (151,321)	$ (72,126)	$ (161,108)
Equity in earnings of unconsolidated joint venture	(2,743)	(3,961)	(444)	(3,297)	(1,610)	(6,704)	(3,337)
Income tax (benefit) expense	45	17	(68)	28	16	62	85
Loss before income tax expense and equity in earnings of unconsolidated joint venture	(39,278)	(39,490)	(42,271)	(87,243)	(152,915)	(78,768)	(164,360)
Loss on early extinguishment of debt	359	–	–	21,370	–	359	828
Interest and other income	(1,797)	(1,146)	(763)	(1,068)	(354)	(2,943)	(832)
Interest expense	71,846	70,771	71,765	89,739	77,548	142,617	118,547
Loss on sale of real estate	–	974	–	–	10	974	10
Loss on equity securities	–	–	–	–	9,450	–	5,758
General and administrative	8,131	7,907	7,981	9,110	9,709	16,038	15,786
Acquisition and other transaction related costs	–	–	–	586	–	–	–
Loss on impairment of real estate	254	–	–	–	100,747	254	100,747
Depreciation and amortization	44,909	45,457	46,886	48,519	42,699	90,366	65,577
NOI	84,424	84,473	83,598	81,013	86,894	168,897	142,061
Non-cash straight line rent adjustments included in rental income	(3,355)	(3,762)	(3,368)	(3,794)	(3,220)	(7,117)	(4,376)
Lease value amortization included in rental income	(242)	(270)	(279)	(250)	(3,695)	(512)	(4,015)
Lease termination fees included in rental income	–	–	(20)	–	(30)	–	(30)
Cash Basis NOI	$ 80,827	$ 80,441	$ 79,931	$ 76,969	$ 79,949	$ 161,268	$ 133,640


996 Paragon Way
Rock Hill, SC
945,023 Square Feet
ILPT Ownership: 100%

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Earnings Presentation Q2 2023 33

34Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI (dollars in thousands) Three Months Ended June 30, Six Months Ended June 30, 2023 2022 2023 2022 Reconciliation of NOI to Same Property NOI: Rental income $ 108,043 $ 107,222 $ 218,301 $ 178,597 Real estate taxes (15,100) (13,275) (31,567) (22,711) Other operating expenses (8,519) (7,053) (17,837) (13,825) NOI 84,424 86,894 168,897 142,061 Less: NOI of properties not included in same property results (1,270) (761) (83,132) (57,617) Same property NOI $ 83,154 $ 86,133 $ 85,765 $ 84,444 Calculation of Same Property Cash Basis NOI: Same property NOI $ 83,154 $ 86,133 $ 85,765 $ 84,444 Less: Non-cash straight line rent adjustments included in rental income (3,362) (3,228) (5,049) (2,662) Lease value amortization included in rental income (242) (3,693) (280) (3,808) Lease termination fees included in rental income — (30) — (30) Same property Cash Basis NOI $ 79,550 $ 79,182 $ 80,436 $ 77,944 22525 West 167th Street Olathe, KS 313,763 Square Feet ILPT Ownership: 61%

Calculation of EBITDA, EBITDAre, and Adjusted EBITDAre

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net loss	$ (36,580)	$ (35,546)	$ (41,759)	$ (83,974)	$ (151,321)	$ (72,126)	$ (161,108)
Plus: interest expense	71,846	70,771	71,765	89,739	77,548	142,617	118,547
Plus: income tax expense (benefit)	45	17	(68)	28	16	62	85
Plus: depreciation and amortization	44,909	45,457	46,886	48,519	42,699	90,366	65,577
EBITDA	80,220	80,699	76,824	54,312	(31,058)	160,919	23,101
Loss on impairment of real estate	254	–	–	–	100,747	254	100,747
Loss on sale of real estate	–	974	–	–	10	974	10
Equity in earnings of unconsolidated joint venture	(2,743)	(3,961)	(444)	(3,297)	(1,610)	(6,704)	(3,337)
Share of EBITDAre from unconsolidated joint venture	2,674	2,613	2,432	2,483	2,476	5,287	5,034
Loss on equity securities	–	–	–	–	9,450	–	5,758
EBITDAre	80,405	80,325	78,812	53,498	80,015	160,730	131,313
Plus: acquisition and other transaction related costs	–	–	–	586	–	–	–
Plus: general and administrative expense paid in common shares [1]	567	387	401	618	796	954	1,202
Plus: loss on early extinguishment of debt	359	–	–	21,370	–	359	828
Adjusted EBITDAre	$ 81,331	$ 80,712	$ 79,213	$ 76,072	$ 80,811	$ 162,043	$ 133,343

(1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.

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Earnings Presentation Q2 2023 35

Calculation of FFO, Normalized FFO and CAD

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net loss attributable to common shareholders	$ (25,828)	$ (24,809)	$ (31,043)	$ (45,627)	$ (143,539)	$ (50,637)	$ (150,053)
Depreciation and amortization	44,909	45,457	46,886	48,519	42,699	90,366	65,577
Equity in earnings of unconsolidated joint venture	(2,743)	(3,961)	(444)	(3,297)	(1,610)	(6,704)	(3,337)
Loss on equity securities	–	–	–	–	9,450	–	5,758
Share of FFO from unconsolidated joint venture	1,502	1,468	1,291	1,678	1,676	2,970	3,437
Loss on impairment of real estate	254	–	–	–	100,747	254	100,747
Loss on sale of real estate	–	974	–	–	10	974	10
FFO adjustments attributable to noncontrolling interest	(10,719)	(11,213)	(11,250)	(11,407)	(11,434)	(21,932)	(16,038)
FFO attributable to common shareholders	7,375	7,916	5,440	(10,134)	(2,001)	15,291	6,101
Loss on early extinguishment of debt	359	–	–	21,370	–	359	828
Acquisition, transaction related and certain other financing costs [1]	–	–	–	32,016	30,303	–	48,976
Normalized FFO adjustments attributable to noncontrolling interest	(140)	–	–	(28,379)	–	(140)	–
Normalized FFO attributable to common shareholders	$ 7,594	$ 7,916	$ 5,440	$ 14,873	$ 28,302	$ 15,510	$ 55,905

(1) Amounts for the three months ended June 30, 2022, and September 30, 2022 primarily represent debt issuance costs recorded as interest expense related to certain financing and other transaction related costs expensed under GAAP.

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Earnings Presentation Q2 2023 36

Calculation of FFO, Normalized FFO and CAD (continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Normalized FFO attributable to common shareholders	$ 7,594	$ 7,916	$ 5,440	$ 14,873	$ 28,302	$ 15,510	$ 55,905
Add (less): Non-cash interest expense	12,861	12,853	13,123	4,658	4,806	25,714	6,710
Non-cash revenues	(3,597)	(4,032)	(3,647)	(4,044)	(6,915)	(7,629)	(8,391)
Non-cash expenses	567	387	401	618	796	954	1,202
Recurring capital expenditures	(3,781)	(2,410)	(6,590)	(3,594)	(3,003)	(6,191)	(6,474)
Principal amortization	(5,168)	(5,530)	(5,479)	(5,429)	(5,379)	(10,698)	(7,161)
Share of FFO from unconsolidated joint venture	(1,502)	(1,468)	(1,291)	(1,678)	(1,676)	(2,970)	(3,437)
Distributions from unconsolidated joint venture	990	990	1,320	1,320	1,322	1,980	2,642
CAD adjustments attributable to non-controlling interest	1,839	1,476	1,471	1,566	1,228	3,315	1,641
CAD attributable to common shareholders	$ 9,803	$ 10,182	$ 4,748	$ 8,290	$ 19,481	$ 19,985	$ 42,637
Weighted average common shares outstanding - basic and diluted	65,369	65,309	65,307	65,250	65,221	65,339	65,217
Per Common Share Data (basic and diluted):							
Net loss attributable to common shareholders	$ (0.40)	$ (0.38)	$ (0.48)	$ (0.70)	$ (2.20)	$ (0.77)	$ (2.30)
FFO attributable to common shareholders	$ 0.11	$ 0.12	$ 0.08	$ (0.16)	$ (0.03)	$ 0.23	$ 0.09
Normalized FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.08	$ 0.23	$ 0.43	$ 0.24	$ 0.86
CAD attributable to common shareholders	$ 0.15	$ 0.16	$ 0.07	$ 0.13	$ 0.30	$ 0.31	$ 0.65


Holland

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Earnings Presentation Q2 2023 37

38Earnings Presentation Q2 2023RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: demand for ILPT's properties; strength in industrial real estate fundamentals; opportunities ILPT believes exist for its portfolio; ILPT's disposition activities; an implied assumption that ILPT's Mountain JV will exercise its option to extend the maturity date of its $1.4 billion floating rate loan; and its capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: ILPT’s ability and the ability of its tenants to operate under unfavorable market and economic conditions, such as rising or sustained high interest rates, high inflation, labor market challenges, dislocation and volatility in the public equity and debt markets, challenges in the commercial real estate industry generally and in the industrial and logistics sector, geopolitical instability and economic recessions or downturns; demand for industrial and logistics properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT’s ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to maintain sufficient liquidity; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; ILPT’s ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties in Hawaii; whether ILPT's tenants will renew or extend their leases or that ILPT will be able to obtain replacement tenants on terms as favorable to it as the terms of its existing leases; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; ILPT’s ability to maintain high occupancy at its properties; its tenant and geographic concentrations, potential defaults of its leases by its tenants; changes in global supply chain conditions and emerging technologies; whether the industrial and logistics sector and the extent to which ILPT’s tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to acquire properties that realize ILPT's targeted returns; ILPT’s ability to sell properties at prices it targets; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional, real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; the ability of ILPT’s manager, RMR, to successfully manage it; ILPT’s qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended; changes in federal or state tax laws; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT incurring environmental remediation costs or other liabilities; ILPT's expected capital expenditures and leasing costs, as well as risks and uncertainties regarding the development, redevelopment or repositioning of ILPT's properties, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits, and ILPT’s ability to lease space at these properties at targeted returns; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed on ILPT’s business and its ability to satisfy complex rules in order for ILPT to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; non-performance by the counterparties to its interest rate caps and the costs for renewing or replacing the interest rate caps; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, outbreaks or continuation of pandemics or other significant adverse public health safety events or conditions, war or other hostilities, supply chain disruptions, climate change or other manmade or natural disasters beyond ILPT’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained elsewhere in ILPT’s filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.